Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (No. 333-204906) of Shell Midstream Partners, L.P. of our report dated March 28, 2014, with respect to the financial statements of Bengal Pipeline Company, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 15, 2015